Morgan Stanley High Yield Securities Inc.
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the quorum
necessary in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, to permit
further solicitation of proxies. The meeting was held on
August 23, 2006 and the voting results with respect to these proposals were as follows:

(1) Election of Directors:

                                            For    Withhol  Abstain
                                                      d
Frank L. Bowman.......................   104,412,4 4,967,2     0
                                            77        95
Kathleen A.                              104,496,4 4,883,3     0
Dennis.......................               27        46
James F.                                 104,425,5 4,954,2     0
Higgins........................             16        57
Joseph J.                                104,374,8 5,004,8     0
Kearns.........................             90        83
Michael F.                               104,424,8 4,954,8     0
Klein........................               82        91
W. Allen Reed........................    104,328,6 5,051,1     0
                                            31        42
Fergus Reid..........................    104,190,2 5,189,4     0
                                            83        89

(2) Elimination of certain fundamental investment
restrictions:

                                            For    Against  Abstain
Elimination of the fundamental policy    86,225,0  4,795,3  4,391,0
restricting the Fund's ability to pledge    27        31       75
assets..........................
Elimination of the fundamental policy    86,083,8  4,991,8  4,335,6
restricting purchases of securities on      93        70       69
margin.............................
Elimination of the fundamental policy    86,578,5  4,513,2  4,319,6
prohibiting investments in oil, gas, and    91        38       03
other types of minerals or mineral
leases.........
Elimination of the fundamental policy    86,614,2  4,821,3  3,975,8
prohibiting or restricting the purchase     09        87       37
of securities of issuers in which
Directors or Officers have an
interest............................
Elimination of the fundamental policy    87,061,6  4,410,2  3,939,4
prohibiting investments for purposes of     88        66       79
exercising control....................
Elimination of the fundamental policy    87,502,7  4,064,2  3,844,4
prohibiting the purchase of common          77        24       31
stocks and other
instruments..............
Elimination of the fundamental policy    86,442,9  4,948,1  4,020,2
regarding investments in unseasoned         99        51       83
companies.......................

(3) Modify certain fundamental investment restrictions for:

                                            For    Against  Abstain
Modify fundamental policy regarding      87,153,8  4,296,2  3,961,3
diversification............                 05        51       77
Modify fundamental policy regarding      86,406,8  5,094,5  3,910,0
borrowing money......                       03        94       35
Modify fundamental policy regarding      86,429,6  5,068,1  3,913,6
loans..............                         58        09       66
Modify fundamental policy regarding      86,755,3  4,757,4  3,898,5
investment in commodities, commodity        79        93       61
contracts and futures
contracts................
Modify fundamental policy regarding      86,971,7  4,452,6  3,986,9
issuance of senior securities...            99        70       64

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                            For    Against  Abstain
Reclassification as non-fundamental the  86,390,3  4,984,1  4,036,8
fundamental policy regarding the short      83        82       68
sale of securities....................
Reclassification as non-fundamental the  87,083,6  4,399,1  3,928,6
fundamental policy prohibiting              23        34       76
investments in other investment
companies.............
Reclassification as non-fundamental the  86,574,1  4,696,4  4,140,8
fundamental policy on the purchase or       82        44       07
sale of puts, calls, and combinations
thereof